Exhibit 17(i)

                              Rule 24f-2 Notice

                         LIBERTY UTILITY FUND, INC.

                                 (Fund Name)


                          Federated Investors Tower
                     Pittsburgh, Pennsylvania 15222-3779

                            1933 Act No. 33-13388


   (i)  fiscal period for which notice is filed    February 28, 1995

  (ii)  The number or amount of securities of the
        same class or series, if any, which had
        been registered under the Securities Act
        of 1933, other than pursuant to Rule 24f-2
        but which remained unsold at March 1, 1994,
        the beginning of the Registrant's fiscal
        period                                            -0-

 (iii)  The number or amount of securities, if
        any, registered during the fiscal period
        of this notice other than pursuant to
        Rule 24f-2                                        -0-       -0-

  (iv)  The number or amount of securities
        sold during the fiscal period of this
        notice                                                   8,846,372

   (v)  The number or amount of securities sold
        during the fiscal period of this notice
        in reliance upon registration pursuant
        to Rule 24f-2 (see attached Computation
        of Fee)                                                  8,846,372



     WITNESS the due execution hereof this 13th day of April, 1995.



                                        By:   /s/Charles H. Field
                                              Charles H. Field
                                              Assistant Secretary



                             COMPUTATION OF FEE


1. Actual aggregate sale price of Registrant's
   securities sold pursuant to Rule 24f-2 during
   the fiscal period for which the 24f-2 notice
   is filed (see Section v)                               $100,314,649

2. Reduced by the difference between:

   (a)actual aggregate redemption price
      of such securities redeemed by the
      issuer during the fiscal period for
      which the 24f-2 notice is filed      $186,835,493

   (b)actual aggregate redemption price
      of such redeemed securities
      previously applied by the issuer
      pursuant to Section 24e(2)(a) for
      the fiscal period for which the
      24f-2 notice is filed                      -0-      186,835,493


Total amount upon which the fee calculation specified
in Section 6(b) of the Securities Act of 1933 is
based                                                     $(86,520,844)


     FEE SUBMITTED (1/29 of 1% of Total amount)           $     -0-





                      CONVERSION OF NET REDEMPTIONS ON
                         RULE 24f-2 NOTICE TO FILING
                              UNDER RULE 24e-2


When a negative amount appears on the line captioned "Total amount upon which the fee calculated specified in Section 6(b) of the Securities Act of 1933 is based", the following calculation should be made to determine the share information needed to file under Rule 24e-2:


Total redemptions (per annual report)      16,805,654
Less:  Line (v) - Rule 24f-2 Notice         8,846,372
Shares available to register under
Rule 24e-2                                  7,959,282 (a)

Fund's Current Net Asset Value             $    11.54 (b)

Multiply:  Shares available to register
under Rule 24e-2 by the fund's current
net asset value (a x b) to obtain Proposed